EXHIBIT 10.3

VIKING OCEAN CRUISES LTD

5.000% SENIOR SECURED NOTES DUE 2028

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 24, 2024

to

INDENTURE

Dated as of February 5, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 24, 2024, among Viking Holdings Ltd, an exempted company incorporated with limited liability organized under the laws of Bermuda (the “Guaranteeing Entity” or “VHL”), Viking Ocean Cruises Ltd, an exempted company incorporated with limited liability organized under the laws of Bermuda (as successor to VOC Escrow Ltd (the “Issuer”), Viking Cruises Ltd, an exempted company incorporated with limited liability organized under the laws of Bermuda (“VCL” or the “Company”), the other existing guarantors party thereto (together with VCL, the “Existing Guarantors”), The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”), and Wilmington Trust, National Association, as collateral agent under the Indenture referred to below (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as supplemented and amended prior to the date hereof, the “Indenture”), dated as of February 5, 2018, providing for the issuance of 5.000% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, Section 9.01(a)(4) of the Indenture provides, among other things, that the Issuer, the guarantors party thereto, the Trustee and the Collateral Agent may amend or supplement the Indenture without the consent of any Holder of outstanding Notes to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect;

WHEREAS, VHL, the Company’s parent entity, wishes to guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein, for the benefit of the Holders, the Trustee and the Collateral Agent;

WHEREAS, the Issuer wishes to amend the preamble and sections 1.01, 4.03 and 10.05 of the Indenture and add new sections 10.06 and 10.07 to the Indenture in order to provide for the ability of VHL to provide its full and unconditional guarantee of the Issuer’s Obligations under the Notes and the Indenture and that, upon the effectiveness of this Supplemental Indenture, pursuant to which VHL agrees to provide such full and unconditional guarantee, VHL may furnish to the Trustee and the Holders of the Notes its audited consolidated annual financial statements and condensed consolidated quarterly financial statements in lieu of the Company’s current reporting obligations;

WHEREAS, the Issuer has duly adopted, and delivered to the Trustee and the Collateral Agent, resolutions of its Board of Directors authorizing the execution of, and approving this, Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and the Existing Guarantors and to make this Supplemental Indenture valid and binding on the Issuer, the Guaranteeing Entity and the Existing Guarantors have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are each authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

ARTICLE II

AMENDMENTS

Section 2.01. Amendments.

(a) The preamble to the Indenture is hereby amended to read as follows (text that is proposed to be added to the Indentures is shown in bold double underlined)

“INDENTURE dated as of February 5, 2018 among VOC Escrow Ltd, an exempted company incorporated with limited liability organized under the laws of Bermuda (the “Escrow Issuer”), VHL (as hereinafter defined), The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and Wilmington Trust, National Association, a national banking association, as collateral agent (in such capacity, the “Collateral Agent”).

The Escrow Issuer, VHL, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Escrow Issuer’s 5.000% Senior Secured Notes due 2028 (the “Notes”):”

(b) Section 1.01 of the Indenture is hereby amended to insert the following new defined terms in alphabetical order (text that is proposed to be added to the Indentures is shown in bold double underlined):

““VHL” means Viking Holdings Ltd, an exempted company incorporated with limited liability under the laws of Bermuda, and its successors and assigns who guarantee the Issuer’s Obligations under the Notes and the Indenture pursuant to this Indenture, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“VHL Guarantee” means the full and unconditional Guarantee by VHL of the Issuer’s Obligations under the Notes and this Indenture, pursuant to the provisions of Section 10.06 of this Indenture.”

(c) Section 4.03 of the Indenture is hereby amended to read in its entirety as follows (text that is proposed to be added to the Indentures is shown in bold double underlined):

“Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Company will furnish to the Trustee:

(1) within 120 days after the end of the Company’s fiscal year beginning with the fiscal year ending December 31, 2017, annual reports containing the following information with a level of detail that is substantially comparable and similar in scope to the Offering Memorandum and the following information: (A) audited consolidated balance sheet of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company for the three most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (B) pro forma income statement and balance sheet information of the Company, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates (unless such pro forma information has been provided in a previous report pursuant to clause (2) or (3) below); provided that such pro forma financial information shall be provided only to the extent available without unreasonable expense; (C) an operating and financial review of the audited financial statements, including a discussion of the results of operations (including a discussion by business segment), financial condition and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; (D) a description of the business, management and shareholders of the Company, material affiliate transactions and material debt instruments; and (E) material risk factors and material recent developments; provided that any item of disclosure that complies in all material respects with the requirements applicable under Form 20-F under the U.S. Exchange Act for annual reports with respect to such item will be deemed to satisfy the Company’s obligations under this clause (1) with respect to such item;

(2) within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Company beginning with the fiscal quarter ending March 31, 2018, quarterly reports containing the following information: (A) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the quarterly and year to date periods ending on the unaudited condensed balance sheet date, and the comparable prior year periods (which may be presented on a pro forma basis) for the Company, together with condensed footnote disclosure; (B) pro forma income statement and balance sheet information of the Company, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal quarter as to which such quarterly report relates (unless such pro forma information has been provided in a previous report pursuant to sub-clause (A) or (C) of this clause (2)); provided that such pro forma financial information shall be provided only to the extent available without unreasonable expense; (C) an operating and financial review of the unaudited financial statements, including a discussion of the consolidated financial condition and results of operations of the Company and any material change between the current quarterly period and the corresponding period of the prior year; and (D) material recent developments; and

(3) promptly after the occurrence of any material acquisition, disposition or restructuring of the Company and the Restricted Subsidiaries, taken as a whole, or any senior executive officer changes at the Company or change in auditors of the Company or any other material event that the Company announces publicly, a report containing a description of such event.

(b) Contemporaneously with the furnishing of each such report discussed above, the Company will post such report to its website or on IntraLinks or any comparable password-

protected online data system, which will require a confidentiality acknowledgement (but not restrict the recipients of such information in trading of securities of the Company or its Affiliates).

(c) Within ten Business Days of the furnishing of each such report discussed above, the Company will hold a conference call related to the report. Details regarding access to such conference call will be posted at least 24 hours prior to the commencement of such call on the website, IntraLinks or other online data system on which the report is posted, provided, however, that so long as the VHL Guarantee remains in effect, if VHL holds a conference call to discuss the financial condition and results of operations of VHL and its consolidated Subsidiaries for the most recently-ended period for which financial statements have been or will be delivered pursuant to this Section 4.03, the Company will not be required to hold a second, separate call for the Holders as long as access information regarding such conference call is made available at VHL’s investor relations website ahead of such conference call.

(d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Subsidiaries are Significant Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(e) All financial statements shall be prepared in accordance with IFRS; provided that the Board of Directors of the Company may elect not to comply with the treatment of direct marketing and advertising costs under IAS 38, Intangible Assets, and, as determined in good faith by the Board of Directors of the Company, any other IFRS requirements inconsistent with industry practice. The footnotes to such financial statements shall explain in reasonable detail any such non-IFRS practices used in the preparation of such financial statements. Except as provided in the second preceding sentence, all financial statements shall be prepared in accordance with IFRS on a consistent basis for the periods presented; provided, however, that the reports set forth in Section 4.03(a) above may, in the event of a change in applicable IFRS present earlier periods on a basis that applied to such periods, subject to the provisions of this Indenture. Except as provided for above, no report need include separate financial statements for the Company or Subsidiaries of the Company or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum.

(f) In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(g) The Trustee shall have no duty to examine any of such reports, information or documents to ascertain whether they contain the information and otherwise comply with the foregoing; the sole duty of the Trustee in respect of same being to file the same and make them available to Holders during normal business hours upon reasonable prior written request. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding any other provision of this Section 4.03, so long as the VHL Guarantee remains in effect, the reports, documents and other information required to be delivered to the

Holders of the Notes pursuant to this Section 4.03 may, be satisfied by VHL (or any successor parent entity of the Company that assumes the guarantee obligations hereunder of VHL) filing or furnishing with the SEC, within the time periods specified in this Section 4.03, its annual and quarterly reports (other than the fourth quarter) and such other financial information required to be filed by it (or any such successor entity, as applicable) pursuant to Section 13 or 15(d) of the Exchange Act and such reports comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision).

The Trustee and the Collateral Agent may conclusively presume without independent investigation or inquiry that the (i) VHL Guarantee constitutes a full and unconditional guarantee of the Notes within the meaning of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision) and (ii) the VHL annual and quarterly reports and such other financial information referred to in the preceding paragraph comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), and the Trustee and the Collateral Agent shall, in each case, be fully protected and have no liability in so presuming.”

(d) Section 10.05 of the Indenture is hereby amended to read in its entirety as follows (text that is proposed to be added to the Indentures is shown in bold double underlined):

“Section 10.05 Note Guarantees Release.

(a) The Note Guarantee of a Guarantor will automatically be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.10 of this Indenture;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.10 of this Indenture and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(3) if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon repayment of the Notes; or

(5) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided in Section 8.02, Section 8.03 and Section 11.01;

provided that, in each case, such Guarantor has delivered to the Trustee and the Collateral Agent an Officer’s Certificate stating that all conditions precedent provided for in this Indenture and the Security Documents relating to such release have been complied with.

(b) Any additional Note Guarantee by a Guarantor pursuant to Section 4.17 hereof shall be automatically released when the Indebtedness that caused such Guarantor to enter into the additional Note Guarantee pursuant to Section 4.17 hereof has been fully discharged or no longer

Guaranteed; provided however that the Trustee or Collateral Agent shall not be required to execute any documentation related to such automatic release unless such Guarantor has delivered to the Trustee and the Collateral Agent an Officer’s Certificate stating that all conditions precedent provided for in this Indenture and the Security Documents relating to such release have been complied with.

(c) The VHL Guarantee will be automatically released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of VHL (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary;

(2) upon repayment of the Notes; or

(3) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided in Section 8.02, Section 8.03 and Section 11.01;

provided that, in each case, that VHL has delivered to the Trustee and the Collateral Agent an Officer’s Certificate (which may be combined with any other Officer’s Certificate required to be delivered pursuant to other provisions referenced in the foregoing clauses) stating that all conditions precedent provided for in this Indenture and the Security Documents relating to such release have been complied with.”

(e) Section 10.06 and Section 10.07 are hereby added in the Indenture, which shall provide as follows (text that is proposed to be added to the Indentures is shown in bold double underlined):

“Section  10.06  VHL Guarantee.

(a) Subject to this Section 10.06, VHL, upon executing a counterpart of a supplemental indenture in order to provide the VHL Guarantee, hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest and Additional Amounts, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, on and interest and Additional Amounts, if any, on the Notes (to the extent permitted by law) and all other Obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, VHL will be obligated to pay the same immediately. VHL agrees that this is a guarantee of payment and not a guarantee of collection.

(b) VHL hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. VHL hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this VHL Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

(c) If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to or for the benefit of the Issuer, VHL, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer, VHL, or the Guarantors, any amount paid by either the Issuer, VHL, or the Guarantors to the Trustee, the Collateral Agent or such Holder, this VHL Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) VHL agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. VHL further agrees that, as between VHL, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this VHL Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) will forthwith become due and payable by VHL for the purpose of this VHL Guarantee. VHL will have the right to seek contribution from any   non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders, the Trustee or the Collateral Agent under the VHL Guarantee.

Section 10.07 Limitation on VHL Liability.

(a) VHL, the Trustee, the Collateral Agent and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the VHL Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar national, federal, local or state law, a voidable preference, financial assistance or improper corporate benefit or violate the corporate purpose of VHL or any applicable capital maintenance or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation, in each case, to the extent applicable to such VHL Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and VHL hereby irrevocably agree that the Obligations of VHL will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of VHL that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of VHL in respect of the Obligations of VHL under this Article 10, result in the Obligations of VHL under its VHL Guarantee not constituting a fraudulent transfer or conveyance or a voidable preference, financial assistance or improper corporate benefit, or violating the corporate purpose of VHL or any applicable capital maintenance or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation.

(b) The VHL Guarantee shall be limited to the net assets of VHL at the relevant time.”

ARTICLE III

THE VHL GUARANTEE

Section 3.01. VHL Guarantee. VHL, by delivering an executed counterpart of this Supplemental Indenture, fully and unconditionally guarantees all of the Issuer’s Obligations under the Notes and the Indenture for the benefit of the Holders, the Collateral Agent and the Trustee on the terms and subject to the conditions set forth in the Indenture (as amended by this Supplemental Indenture).

ARTICLE IV

EFFECT

Section 4.01 Effectiveness. This Supplemental Indenture shall become effective as of the date first above written upon its execution and delivery by the parties hereto.

ARTICLE V

MISCELLANEOUS

Section 5.01 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 5.02 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 5.03 Counterparts Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other electronically imaged transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other electronically imaged transmission shall be deemed to be their original signatures for all purposes. Any certificate and any other document delivered in connection with this Supplemental Indenture may be signed by or on behalf of the signing party by manual, facsimile or electronic format (i.e., “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN

Act of 2000) or other electronically imaged transmission. The Trustee shall not have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 5.04 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 5.05 Trustee and the Collateral Agent Not Responsible for Recitals. The statements and recitals contained herein shall be taken as statements and recitals of the Issuer, the Guaranteeing Entity and the Guarantors, and neither the Trustee nor the Collateral Agent assumes any responsibility for their correctness. Neither the Trustee nor the Collateral Agent makes any representations as to, and shall not be responsible in any manner whatsoever for or in respect of, (i) the validity, sufficiency or adequacy of this Supplemental Indenture, (ii) the proper authorization hereby by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer, the Guaranteeing Entity and the Guarantors or (iv) the consequences of any amendment herein provided for. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be afforded the same rights, protections, privileges, immunities and indemnities as are afforded in the Indenture as if the same were fully set forth herein.

Section 5.06 Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 5.07 Enforceability. The Issuer, VHL and the Existing Guarantors each hereby represent and warrant that this Supplemental Indenture is their legal, valid and binding obligation, enforceable against each of them in accordance with its terms.

Section 5.08 Severability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 5.09 Issuer Instruction. The Issuer hereby requests and directs each of the Trustee and the Collateral Agent to join with the Issuer, the Existing Guarantors and VHL in the execution of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

VIKING OCEAN CRUISES LTD

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory

VIKING HOLDINGS LTD, as Guaranteeing Entity

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory

VIKING CRUISES LTD, as Guarantor

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory

VIKING OCEAN CRUISES SHIP I LTD, as Guarantor

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory

VIKING OCEAN CRUISES SHIP II LTD, as Guarantor

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory

VIKING SEA LTD, as Guarantor

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Fourth Supplemental Indenture (2028 Secured Notes)]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to Fourth Supplemental Indenture (2028 Secured Notes)]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Fourth Supplemental Indenture (2028 Secured Notes)]